As filed with the Securities and         Registration Number 33-____________
 Exchange on December 6, 2002.



                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933

                        JACK HENRY & ASSOCIATES, INC.
            (Exact name of Registrant as specified in its charter)

             Delaware                                  43-1128385
 (State or other jurisdiction of                    (I.R.S. Employer)
 incorporation or organization)                    Identification No.)

                      663 West Highway 60, P.O. Box 807
                           Monett, Missouri  65708
                               (417) 235-6652
 (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                           ------------------------

       Jack Henry & Associates, Inc. 1996 Stock Option Plan (the "Plan")
                           (Full title of the plan)

                           ------------------------
      Michael E. Henry, Chairman of the Board and Chief Executive Officer
                        JACK HENRY & ASSOCIATES, INC.
                        663 Highway 60, P.O. Box 807,
                           Monett, Missouri  65708
                                (417) 235-6652
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)

                                 Copies to:
   Robert T. Schendel, Esq.                       Mr. Kevin D. Williams
        General Counsel                          Chief Financial Officer
 Jack Henry & Associates, Inc.                Jack Henry & Associates, Inc.
    10910 West 87th Street                  663 West Highway 60, P.O. Box 807
     Lenexa, Kansas  66214                        Monett, Missouri 65708



                       CALCULATION OF REGISTRATION FEE

   =========================================================================

                                    Proposed       Proposed
                       Amount       maximum        Maximum
     Title of           to be       offering       aggregate      Amount of
   securities to     registered     price per      offering     registration
   be registered         (1)        share (2)      price (2)         fee
   -------------------------------------------------------------------------

   Common Stock,      9,000,000       $12.63   $113,670,000.00   $10,457.64
   $.01 par value       shares

   =========================================================================

   (1) Includes  such indeterminate  number of additional shares  as may  be
       issuable  upon  future  stock   splits,  stock dividends  or  similar
       transactions under antidilution provision of the Plan.

   (2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low price of the Registrant's common stock on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") on December 3, 2002.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Registration Statement is filed with respect to an increase in the number of shares in the Plan, for which an effective Registration Statement on Form S-8 was previously filed. Under General Instruction E, the contents of the Registration Statement on Form S-8 filed by Jack Henry & Associates, Inc. with the Securities and Exchange Commission (File No. 333-16989) pursuant to the Securities Act of 1933, as amended, on November 27, 1996, including the exhibits thereto, are incorporated by reference into this Registration Statement, with the exception of Item 6 of Part II, which is restated in full as follows.


                                   PART II

 Item 6.   Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Article Eleventh of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against liability they may incur in their capacities as such to the fullest extent permitted by the DGCL.

      The Registrant has entered into indemnification agreements with its directors and officers. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses incurred in connection with the defense or settlement of any proceeding brought against them by reason of the fact that they were directors or officers of the Registrant.

      The Registrant has in effect directors' and officers' liability insurance with a limit of $5,000,000 and fiduciary liability insurance with a limit of $2,000,000. The fiduciary liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.

                                  SIGNATURES
                                  ----------

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monett, State of Missouri, on December 6, 2002.

                               JACK HENRY & ASSOCIATES, INC.,
                               Registrant



                               By: /s/Michael E. Henry
                               -----------------------------------------
                               Michael E. Henry, Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      The undersigned directors and officers of Jack Henry & Associates, Inc. each hereby constitute Michael E. Henry and Kevin D. Williams, and each of them, as our true and lawful attorneys with full power to sign any and all amendments to this Registration Statement in our names and in the capacities indicated below, to enable Jack Henry & Associates, Inc. to comply with the requirements of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, on any and all amendments to this Registration Statement.



 /s/Michael E. Henry    Chairman of the Board, Chief             Dec. 6, 2002
 --------------------   Executive Officer and Director
 Michael E. Henry


 /s/Terry W. Thompson   President                                Dec. 6, 2002
 --------------------
 Terry W. Thompson


 /s/Kevin D. Williams   Chief Financial Officer                  Dec. 6, 2002
 --------------------   (Principal Accounting Officer)
 Kevin D. Williams


 /s/John W. Henry       Vice Chairman, Senior Vice               Dec. 6, 2002
 --------------------   President and Director
 John W. Henry


 /s/Jerry D. Hall       Executive Vice President and             Dec. 6, 2002
 --------------------   Director
 Jerry D. Hall


 /s/James J. Ellis      Director                                 Dec. 6, 2002
 --------------------
 James J. Ellis


 /s/Burton O. George    Director                                 Dec. 6, 2002
 --------------------
 Burton O. George


 /s/George R. Curry     Director                                 Dec. 6, 2002
 --------------------
 George R. Curry

                                 EXHIBIT INDEX
                                 -------------
 Exhibit
 Number                             Exhibit
 -------                            -------
  5.1 Opinion of General Counsel Robert T. Schendel as to the legality of the securities


  23.1               Consent of Deloitte & Touche LLP


  24.1 Power of Attorney (included on the signature page of this registration statement)